CIRCOR Names Scott Buckhout President and Chief Executive Officer
Former UTC Executive Brings Proven Record of Expanding Margins and Accelerating Growth
BURLINGTON, Mass.— April 9, 2013—CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the energy, industrial and aerospace markets, today announced that its Board of Directors has appointed Scott Buckhout as President and Chief Executive Officer, effective immediately. Mr. Buckhout, who most recently served as President of United Technologies Corporation’s (“UTC”) $7 billion Fire and Security division, has also been appointed to the Company’s Board of Directors. Wayne Robbins, who has served as Acting President and Chief Executive Officer since December 2012, will continue as CIRCOR’s Executive Vice President and Chief Operating Officer.
“On behalf of the Board of Directors, I am delighted to welcome Scott as CIRCOR’s next President and CEO,” said David Dietz, Chairman of the CIRCOR Board of Directors. “Our Board conducted a thorough and comprehensive search over the past four months and unanimously concluded that Scott is best suited to lead CIRCOR through its next phase of growth and development. Scott has a proven record of improving the performance of manufacturing businesses such as CIRCOR’s, identifying and successfully integrating and rationalizing acquisitions, and driving organic and acquisitive growth. We are excited about CIRCOR’s prospects for growth and value creation with a continued focus on Lean principles under Scott’s leadership and look forward to working closely with him.”
Scott Buckhout said, “I am honored to lead CIRCOR, a strong company with a diverse portfolio of products in attractive end markets and a solid, well-managed balance sheet. I am committed to driving improved operating results and margin expansion, as well as growth organically and through in-market acquisitions. I am enthusiastic about the opportunities ahead. I look forward to working closely with CIRCOR’s Board of Directors, executive team and talented and hard-working employees around the world to build upon this Company’s proud history and accelerate its growth and success.”
Added Mr. Dietz, “CIRCOR’s Board of Directors is grateful for Wayne Robbins’ service as CIRCOR’s Acting CEO since December. Wayne has been a valued member of CIRCOR’s leadership team for seven years, and we are excited that he will continue to play an integral leadership role at the Company alongside Scott Buckhout.”
About Scott Buckhout
Scott Buckhout, 46, served in a number of senior level positions at UTC from 2007 to 2012, including President of UTC Fire & Security, President of Global Fire Products and President, Systems and Firefighting. Prior to UTC, Mr. Buckhout held a number of senior roles at Honeywell International Corporation in the Consumer Products and Friction Materials divisions. He spent five years in Europe for UTC and Honeywell, including as Vice President and General Manager of Honeywell’s Consumer Products Group and Friction Materials Group EMEA. Mr. Buckhout previously worked in general management and strategy consulting at Booz Allen & Hamilton focused on industrial and technology clients worldwide. He started his career as an engineer at The Boeing Company. Mr. Buckhout earned a Master of Business Administration in Operations & Finance from the J.L. Kellogg Graduate School of Management at Northwestern University, and a Bachelor of Science in Aerospace Engineering from Texas A&M University.
About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the energy, industrial and aerospace markets. With more than 7,500 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR

Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contact:
CIRCOR International
Frederic M. Burditt, 781-270-1200
Chief Financial Officer